UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2016

(Exact name of registrant as specified in its charter)

Delaware	0-10967	36-3161078
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)	60143 (Zip Code)

(630) 875-7450
  (Registrant’s telephone number, including area code)

N/A
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

First Midwest Bancorp, Inc. (the “Company”) intends to use the presentation materials furnished herewith at one or more investor relations conferences, or meetings with analysts or existing or potential investors, during the third quarter of 2016.  A copy of such materials is included as Exhibit 99.1 to this Current Report on Form 8-K.  The Company does not undertake to update these materials after the date of this Report, nor will this Report be deemed a determination or admission as to the materiality of any information contained herein (including the information in Exhibit 99.1 attached hereto).

The information set forth in this Current Report on Form 8-K (including the information in Exhibit 99.1 attached hereto) is being furnished to the Securities and Exchange Commission and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under the Exchange Act.  Such information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

99.1                        Presentation materials to be used by the Company at one or more investor relations conferences, or meetings with analysts or existing or potential investors, during the third quarter of 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date:	September 13, 2016	/s/ Nicholas J. Chulos
By: Nicholas J. Chulos
Executive Vice President, Corporate Secretary, and General Counsel